SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.   20549

                                   FORM 8-K

                Current Report Pursuant to Section 13 or 15(d)
                    of The Securities Exchange Act of 1934


  Date of Report: December 23, 1997      Commission file number:  0-24930


                   CYCLODEXTRIN TECHNOLOGIES DEVELOPMENT, INC.
             (Exact name of registrant as specified in its charter)




          FLORIDA                                             59-3029743
(State or other jurisdiction                                 (IRS Employer
of incorporation or organization)                          Identification No.)



       3713 SW 42nd Avenue, Suite 3, Gainesville, Florida, 32608-6581
  (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:   352-375-6822

Item 4 - Changes in Registrant's Certifying Accountant

(a) On December 23, 1997, Registrant engaged the accounting firm of James Moore & Co., C.P.A., as independent accountants for the Registrant for 1997. The work of Davis, Monk & Co., C.P.A., was terminated on December 23, 1997. The termination of Davis, Monk & Co. and the engagement of James Moore & Co. was approved by Registrant's Board of Directors.

(b) During the period of engagement of Davis, Monk & Co., which has been since December 5, 1996, there have been no disagreements between them and Registrant on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or reportable events.

(c) Davis, Monk & Co.'s reports on the financial statements for its period of engagement by Registrant contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(d) The Registrant requested that Davis, Monk & Co. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this
Item 4 and if not, stating the respects in which it does not agree. Registrant delivered a copy of this Form 8-K Report to Davis, Monk & Co. on December 23, 1997. By letter dated December 26, 1997, Davis, Monk & Co. stated that it agreed with the information contained in this report on Form 8-K. The Registrant herewith files a copy of such letter as an exhibit to this report

Item 14.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K

Exhibit     Description                                                  Page



(1) Underwriting agreement                                               None

(2) Plan of acquisition, reorganization,
    arrangement, liquidation or succession                               None

(4) Instruments defining the rights of
    security holders, including debentures                               None

(16) Letter re change in certifying accountant                             5

(17) Letter re director resignation                                      None

(21) Other documents or statements to security holders                   None

(24) Consents of experts and counsel                                     None

(25) Power of attorney                                                   None

(28) Additional exhibits                                                 None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         CYCLODEXTRIN TECHNOLOGIES
                            DEVELOPMENT, INC.
                             (Registrant)


DATED: December 23, 1997

                         By: _________/S/__________________________
                            C. E. RICK STRATTAN, President, Chief
                            Executive Officer, and Chief Financial
                                Officer